                                                                     EXHIBIT 8.1



                           [Baker & Botts Letterhead]



                                                                   July 27, 1998



Schlumberger Technology Corporation
300 Schlumberger Drive
Sugar Land, Texas   77478

Gentlemen:

          You have requested our opinion concerning certain United States federal income tax consequences of the proposed merger (the "Merger") of Schlumberger OFS, Inc., a Delaware corporation ("Sub") and wholly-owned subsidiary of Schlumberger Technology Corporation, a Texas corporation ("STC"), with and into Camco International Inc., a Delaware corporation ("Camco"). Pursuant to the Merger, STC will acquire all of the stock of Camco solely in exchange for voting stock of Schlumberger Limited ("Schlumberger"), a Netherlands Antilles corporation and the owner of all of the issued and outstanding stock of STC. Descriptions of the parties and of the Merger and related transactions are set forth in (i) the Agreement and Plan of Merger by and among Camco, Sub, and STC, dated as of June 18, 1998 (the "Merger Agreement") and (ii) the Transaction Agreement by and between Schlumberger and Camco, dated as of June 18, 1998 (the "Transaction Agreement" and together with the Merger Agreement, the "Agreements").

          In rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times of the statements, covenants, and representations contained in (i) the Agreements, (ii) the Joint Proxy Statement/Prospectus (the "Proxy Statement") included as part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 27, 1998 (the "Registration Statement"), and (iii) the officers' certificates dated July 27, 1998 which were provided to us by Schlumberger, STC, and Camco and which are attached hereto. In addition, we assume that the Merger will be consummated in accordance with the Merger Agreement and as described in the Proxy Statement. Any inaccuracy in any of the aforementioned statements, representations, and assumptions or breach of any of the aforementioned covenants could adversely affect our opinion.

Schlumberger Technology Corporation     -2-                        July 27, 1998



          On the basis of and subject to the foregoing and subject to the limitations set forth below, and provided that Camco timely complies with all reporting requirements contained in section 1.367(a)-3(c)(6) of the Treasury regulations, it is our opinion that, for United States federal income tax purposes:

          1. the Merger will be treated as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

          2. Schlumberger, STC and Camco will each be a party to the reorganization, within the meaning of section 368(b) of the Code;

          3. no gain or loss will be recognized by Schlumberger as a result of the Merger; and

          4. no gain or loss will be recognized by holders of Camco common stock solely upon their receipt in the Merger of Schlumberger common stock in exchange therefor. However, gain or loss will be recognized upon the receipt of cash, if any, in lieu of fractional shares.

          Our opinion is based upon our interpretation of the Code, applicable Treasury regulations, judicial authority and administrative rulings and practice, all as of the date hereof. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the conclusions set forth herein. The opinion will not be binding upon the Internal Revenue Service (the "Service"), and the Service will not be precluded from adopting a contrary position. In the event that the Merger were held not to qualify as a reorganization under section 368(a) of the Code, a Camco stockholder would recognize gain or loss in an amount equal to the difference between the stockholder's basis in his or her shares and the fair market value, as of the effective date of the Merger, of the Schlumberger common stock and cash in lieu of fractional shares received in exchange therefor.

          No opinion is expressed as to any matter not specifically addressed above including, without limitation, the tax consequences of the Merger under any foreign, state or local tax law. Moreover, tax consequences which are different from or in addition to those described herein may apply to Camco stockholders who are subject to special treatment under the United States federal income tax laws, including, without limitation, those referred to in the first paragraph under "The Merger and Related Transactions -- Certain United States Federal Income Tax Consequences" in the Proxy Statement.

          This opinion is delivered to you solely in connection with and for purposes of the transactions contemplated by the Agreements and is not to be relied upon by any other person,

Schlumberger Technology Corporation     -3-                        July 27, 1998



quoted in whole in part, or otherwise referred to (except in a list of closing documents), nor is it to be provided to any other person without our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the captions "The Merger and Related Transactions --Certain United States Federal Income Tax Consequences" and "Legal Matters" in the Proxy Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  Very truly yours,

                                  Baker & Botts, L.L.P.


Enclosures

                           CAMCO INTERNATIONAL INC.

                             OFFICER'S CERTIFICATE


     The undersigned, a duly authorized officer of Camco International Inc., a Delaware corporation ("CAMCO"), and acting as such, in connection with the opinions to be delivered by the law firms of Fulbright & Jaworski L.L.P. and Baker & Botts, L.L.P. with respect to the proposed merger (the "MERGER") of Schlumberger OFS, Inc., a Delaware corporation ("SUB") and a wholly-owned subsidiary of Schlumberger Technology Corporation, a Texas corporation ("STC"), with and into Camco pursuant to the Agreement and Plan of Merger, dated as of June 18, 1998 (the "MERGER AGREEMENT"), among STC, Sub, and Camco, and the Transaction Agreement, dated as of June 18, 1998 (the "TRANSACTION AGREEMENT" and together with the Merger Agreement, the "AGREEMENTS"), between Schlumberger Limited, a Netherlands Antilles corporation ("SCHLUMBERGER"), and Camco, and as a result of which STC will acquire all of the stock of Camco solely in exchange for voting stock of Schlumberger, the owner of all of the issued and outstanding stock of STC, and recognizing that said law firms will rely on this Certificate in delivering their opinions, hereby certifies that to the best of his knowledge and belief, the facts and other information contained in the Joint Proxy Statement/Prospectus included as part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 27, 1998, are true, correct and complete, and will be true, correct and complete at the effective time of the Merger (the "EFFECTIVE TIME"), and the undersigned further certifies to the best of his knowledge and belief as follows:

     1. The undersigned is familiar with the transactions contemplated by, and the terms and provisions of, the Agreements, has personal knowledge of the matters covered by the representations made herein, and is authorized to make these representations on behalf of Camco.

     2. The fair market value of the Schlumberger stock to be received by each Camco shareholder will be approximately equal to the fair market value of the Camco stock to be surrendered by such shareholder in exchange therefor.

     3. Prior to the Merger, (i) Camco has not redeemed (and will not redeem) any Camco stock and has not made (and will not make) any extraordinary distributions within the meaning of Temporary Treasury Regulation section 1.368-1T(e)(1)(ii)(A) with respect thereto; and (ii) no person that is related to Camco within the meaning of Temporary Treasury Regulation section 1.368-1T(e)(2)(ii) has acquired (or will acquire) Camco stock from any holder thereof.

     4. Camco has no plan or intention to issue additional shares of its stock that would result in STC's losing control of Camco within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

     5. STC will acquire Camco stock solely in exchange for Schlumberger voting stock. For purposes of this representation, Camco stock redeemed for cash or other property furnished by STC or Schlumberger will be considered as acquired by STC. Further, no liabilities of Camco or the Camco shareholders will be assumed by STC or Schlumberger, nor will any of the Camco stock be subject to any liabilities.

     6. Camco and the shareholders of Camco will each pay their respective expenses, if any, incurred in connection with the Merger.

     7. At the Effective Time, Camco will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Camco that, if exercised or converted, would affect STC's acquisition or retention of control of Camco, as defined in section 368(c) of the Code.

     8. Following the Merger, Camco will continue its "historic business" or use a "significant portion" of its historic business assets in a business, as such terms are used in Treasury Regulation section 1.368-1(d).

     9. Camco is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

     10. There will be no dissenters' rights available with respect to the Merger.

     11. At the Effective Time, the fair market value of the assets of Camco will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

     12. No fractional shares of Schlumberger stock will be issued with respect to the Merger.

     13. The payment of cash in lieu of fractional shares of Schlumberger stock is solely for the purpose of avoiding the expense and inconvenience to Schlumberger of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the Camco shareholders instead of issuing fractional shares of Schlumberger stock will not exceed one percent of the total consideration that will be issued pursuant to the Merger to Camco shareholders in exchange for their Camco stock. The fractional share interests will be aggregated, and no Camco shareholder will receive cash in an amount equal to or greater than the value of one full share of Schlumberger stock.

     14. None of the compensation to be received by any shareholder-employee of Camco will be separate consideration for, or allocable to, any of his or her shares of Camco stock; none of the shares of Schlumberger stock to be received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     15. Less than fifty percent of both the total voting power and the total value of the total outstanding stock of Schlumberger will be received pursuant to the Merger, in the aggregate, by shareholders of Camco who are U.S. transferors, within the meaning of Treasury Regulation section 1.367(a)- 3(c)(5)(v).

     16. Immediately after the Merger, less than fifty percent of both the total voting power and the total value of the stock of Schlumberger will be owned, in the aggregate, by United States persons that are either officers or directors of Camco or that were at least five-percent shareholders of Camco immediately prior to the Merger. For purposes of this representation, five-percent shareholders of Camco shall be defined and identified as prescribed by Treasury Regulation section 1.367(a)-3(c)(5)(iii).

     17. To the best knowledge of the management of Camco, for the entire thirty-six month period immediately before the Merger, Schlumberger or a qualified subsidiary of Schlumberger, within the meaning of Treasury Regulation section 1.367(a)-3(c)(5)(vii), will have been engaged in the active conduct of a trade or business outside the United States, other than the making of investments, within the meaning of Treasury Regulation section 1.367(a)-2T(b)(2) and (3).

     18. To the best knowledge of the management of Camco, at the Effective Time, none of the Camco shareholders will have an intention to, or to cause Schlumberger or its qualified subsidiary to, substantially dispose of or discontinue the active trade or business conducted outside the United States by Schlumberger or its qualified subsidiary, as described in paragraph 17 above.

     19. At the Effective Time, the fair market value of Schlumberger, computed according to special rules contained in Treasury Regulation section 1.367(a)- 3(c)(3)(iii)(B), will be at least equal to the fair market value of Camco.

     20. To the best knowledge of the management of Camco, Camco will not be, at the Effective Time, and has not been at any time during the five-year period ending at the Effective Time, a United States real property holding corporation within the meaning of section 897(c)(2) of the Code.

     21. Neither Camco nor any of its subsidiaries will take or omit to take any action (whether before, on or after the date hereof) that would cause the Merger to fail to qualify as a reorganization within the meaning of section 368(a)(1)(B) of the Code.

     22. Camco will characterize the Merger as a reorganization within the meaning of section 368(a)(1)(B) of the Code for purposes of all Returns (as defined in section 3.1(k)(i) of the Merger Agreement) and other filings.

     23. The Merger and related transactions will be carried out in accordance with the terms of the Agreements, including attachments thereto, and there are no other relevant agreements, arrangements or understandings relating to the Merger other than those described or referenced in the Agreements.

     24. Camco is authorized to make all of the representations made by it and set forth herein.

     25. The facts that relate to the Merger and related transactions as described in the Joint Proxy Statement/Prospectus included as part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Agreements are true, accurate and complete.

     I understand that (i) you will rely upon the above representations by me in connection with issuing your opinion, (ii) the representations in this Certificate are made as of the date hereof and as of the Effective Time, and (iii) you may disclose these representations in connection with issuing your opinion.

     Dated:  July 27, 1998.

                                  CAMCO INTERNATIONAL INC.



                                  By: /s/ GILBERT H. TAUSCH
                                     -------------------------------------
                                               Gilbert H. Tausch
                                     President and Chief Executive Officer

                             SCHLUMBERGER LIMITED
                                      AND
                      SCHLUMBERGER TECHNOLOGY CORPORATION

                             OFFICERS' CERTIFICATE


     The undersigned, duly authorized officers of Schlumberger Limited, a Netherlands Antilles corporation ("SCHLUMBERGER"), and Schlumberger Technology Corporation, a Texas corporation and a wholly-owned subsidiary of Schlumberger ("STC"), and acting as such, in connection with the opinions to be delivered by the law firms of Fulbright & Jaworski L.L.P. and Baker & Botts, L.L.P. with respect to the proposed merger (the "MERGER") of Schlumberger OFS, Inc., a Delaware corporation ("SUB") and a wholly-owned subsidiary of STC, with and into Camco International Inc., a Delaware corporation ("CAMCO"), pursuant to the Agreement and Plan of Merger, dated as of June 18, 1998 (the "MERGER AGREEMENT"), among STC, Sub and Camco, and the Transaction Agreement, dated as of June 18, 1998 (the "TRANSACTION AGREEMENT" and together with the Merger Agreement, the "AGREEMENTS"), between Schlumberger and Camco, and as a result of which STC will acquire all of the stock of Camco solely in exchange for voting stock of Schlumberger, and recognizing that said law firms will rely on this Certificate in delivering their opinions, hereby certify that to the best of their knowledge and belief, the facts and other information contained in the Joint Proxy Statement/Prospectus included as part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on July 27, 1998, are true, correct and complete, and will be true, correct and complete at the effective time of the Merger (the "EFFECTIVE TIME"), and the undersigned further certify to the best of their knowledge and belief as follows:

     1. The undersigned are familiar with the transactions contemplated by, and the terms and provisions of, the Agreements, have personal knowledge of the matters covered by the representations made herein, and are authorized to make these representations on behalf of Schlumberger and STC.

     2. Schlumberger is the direct owner of all of the issued and outstanding stock of STC.

     3. The fair market value of the Schlumberger stock to be received by each Camco shareholder will be approximately equal to the fair market value of Camco stock surrendered by such shareholder in exchange therefor.

     4. There will be no dissenters' rights available with respect to the Merger.

     5. Neither Schlumberger nor STC has any plan or intention to (i) liquidate Camco, (ii) merge Camco with and into another corporation, (iii) cause or permit Camco to sell or otherwise dispose of any of its assets, except for
(A) dispositions made in the ordinary course of business, and (B) dispositions as might be required by law or judicial decree and other dispositions of assets which have an aggregate fair market value not to exceed 30 percent of the total fair market value of Camco's assets at the Effective Time, (iv) sell or otherwise dispose of any stock of Camco, except for transfers of stock to corporations controlled (within the meaning of section 368(c) of the Internal Revenue Code of 1986, as amended, hereinafter the "Code") by STC, (v) cause or permit Camco to issue additional shares of its capital stock that would result in STC's losing control (within the meaning of section 368(c) of the Code) of Camco, or (vi) reacquire any of the Schlumberger stock issued to the holders of Camco stock pursuant to the Merger.

     6. Schlumberger, STC and Sub will each pay their respective expenses, if any, incurred in connection with the Merger.

     7. Pursuant to the Merger, STC will acquire all of the issued and outstanding stock of Camco solely in exchange for Schlumberger voting common stock. For purposes of this representation, Camco stock redeemed for cash or other property furnished by Schlumberger or STC will be considered as acquired by STC. Further, no liabilities of Camco or the Camco shareholders will be assumed by Schlumberger or STC, nor will any of the Camco stock be subject to any liabilities.

     8.   None of Schlumberger, STC, Sub or any of their respective subsidiaries
(i) owns, directly or indirectly, any stock of Camco, (ii) has previously owned, directly or indirectly, any stock of Camco, except for stock (if any) which was subsequently disposed of to unrelated parties, (iii) has any plan or intention to acquire any stock of Camco, other than as provided in the Merger Agreement, or (iv) has agreed to pay, will pay or will cause to be paid any consideration (whether material or immaterial) for shares of Camco stock other than the shares of Schlumberger voting common stock issued pursuant to the Merger Agreement and any payments in lieu of fractional shares described in section 2.2(e) of the Merger Agreement, which consideration could cause the Merger to fail to qualify as a reorganization under section 368(a)(1)(B) of the Code.

     9. Schlumberger has no plan or intention to redeem or otherwise acquire any Schlumberger stock issued to the Camco shareholders pursuant to the Merger.

     10. No person related to Schlumberger, STC or Sub within the meaning of Treasury Regulation section 1.368-1(e) has acquired (or has any plan or intention to acquire) any Camco stock other than the acquisition of Camco stock in exchange for Schlumberger stock pursuant to the Merger.

     11. Following the Merger, Camco will continue its "historic business" or use a "significant portion" of its historic business assets in a business, as such terms are used in Treasury Regulation section 1.368-1(d).

     12. None of Schlumberger, STC or Sub is an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

     13. None of the compensation to be received by any shareholder-employee of Camco will be separate consideration for, or allocable to, any of his or her shares of Camco stock; none of the shares of Schlumberger stock to be received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     14. No fractional shares of Schlumberger stock will be issued with respect to the Merger.

     15. The payment of cash in lieu of fractional shares of Schlumberger stock is solely for the purpose of avoiding the expense and inconvenience to Schlumberger of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the Camco shareholders instead of issuing fractional shares of Schlumberger stock will not exceed one percent of the total consideration that will be issued pursuant to the Merger to Camco shareholders in exchange for their Camco stock. The fractional share interests will be aggregated, and no Camco shareholder will receive cash in an amount equal to or greater than the value of one full share of Schlumberger stock.

     16. At the Effective Time, Schlumberger will be in control of STC within the meaning of section 368(c) of the Code.

     17. Sub is a newly created wholly-owned subsidiary of STC that was formed solely for purposes of effectuating the Merger.

     18. Less than fifty percent of both the total voting power and the total value of the total outstanding stock of Schlumberger will be received pursuant to the Merger, in the aggregate, by shareholders of Camco who are U.S. transferors, within the meaning of Treasury Regulation section 1.367(a)- 3(c)(5)(v).

     19. Immediately after the Merger, less than fifty percent of both the total voting power and the total value of the stock of Schlumberger will be owned, in the aggregate, by United States persons that are either officers or directors of Camco or that were at least five-percent shareholders of Camco immediately prior to the Merger. For purposes of this representation, five-percent shareholders of Camco shall be defined and identified as prescribed by Treasury Regulation section 1.367(a)-3(c)(5)(iii).

     20. For the entire thirty-six month period immediately before the Merger, Schlumberger or a qualified subsidiary of Schlumberger, within the meaning of Treasury Regulation section 1.367(a)-3(c)(5)(vii), will have been engaged in the active conduct of a trade or business outside the United States, other than the making or managing of investments, within the meaning of Treasury Regulation section 1.367(a)-2T(b)(2) and (3).

     21. At the Effective Time, neither Schlumberger nor, if applicable, the qualified subsidiary referred to in paragraph 20, will have an intention to substantially dispose of or discontinue the active trade or business conducted outside the United States by Schlumberger or its qualified subsidiary, as described in paragraph 20 above.

     22. At the Effective Time, the fair market value of Schlumberger, computed according to special rules contained in Treasury Regulation section 1.367(a)- 3(c)(3)(iii)(B), will be at least equal to the fair market value of Camco.

     23. None of Schlumberger, STC, Sub or any of their respective subsidiaries will take or omit to take any action (whether before, on or after the date hereof) that would cause the Merger to fail to qualify as a reorganization within the meaning of section 368(a)(1)(B) of the Code.

     24. Schlumberger, STC and Sub will characterize the Merger as a reorganization within the meaning of section 368(a)(1)(B) of the Code for purposes of all Returns (as defined in section 3.1(k)(i) of the Merger Agreement) and other filings.

     25. The Merger and related transactions will be carried out in accordance with the terms of the Agreements, including attachments thereto, and there are no other relevant agreements, arrangements or understandings relating to the Merger other than those described or referenced in the Agreements.

     26. Schlumberger and STC are authorized to make all of the representations made by them and set forth herein.

     27. The facts that relate to the Merger and related transactions as described in the Joint Proxy Statement/Prospectus included as part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Agreements are true, accurate and complete.

     We understand that (i) you will rely upon the above representations by us in connection with issuing your opinion, (ii) the representations in this Certificate are made as of the date hereof and as of the Effective Time, and
(iii) you may disclose these representations in connection with issuing your opinion.

     Dated:  July 27, 1998.

                                  SCHLUMBERGER LIMITED



                                  By: /s/ Victor E. Grijalva
                                     -------------------------------------
                                              Victor E. Grijalva
                                                 Vice Chairman


                                  SCHLUMBERGER TECHNOLOGY
                                  CORPORATION



                                  By: /s/ Arthur Lindenauer
                                     -------------------------------------
                                          Arthur Lindenauer
                                             President